WorldPay

Bank Compliance Form

To meet our compliance requirement, please arrange for the following business details to be confirmed by your bank and mailed to us. This information ensures that funds due to you are routed swiftly and correctly to your bank account.

Please send to:	WorldPay Inc., 21355 Ridgetop Circle, Suite 250, Dulles, VA 20166
	Fax: (703) 547-6260	Attn: Application Information (*include 5 digit company ID)

BANK NAME: CIBC

BANK ADDRESS: 2904 Granville St.

Vancouver, BC V6H 3J7 Canada

Stamp of branch:

CANADIAN IMPERIAL BANK OF COMMERCE 2904 GRANVILLE ST. VANCOUVER, B.C. V6H 3J7
03000	GRANVILLE & 13TH VANCOUVER BC	DEC 07 2004

VERIFICATION OF CUSTOMER IDENTITY	/s/ signed
(This is NOT a Status Enquiry)	B5214

In accordance with the Criminal Justice Act of 1993 and the Money Laundering regulations of 1993, we confirm that:

1. the following customer is known to us;

2. the following address is the one we hold on our records;

3. the signature(s) on this letter matched the one we hold on our records.

4. the bank details below are correct for this customer.

BANK ACCOUNT NAME: Astro Nutrition Inc.

ACCOUNT ADDRESS (including postcode): 207 – 2525 Quebec St. Van, BC V5T 4R3

ACCOUNT NUMBER: 70-34717

** COMPLETE ONLY THE LINES THAT APPLY TO YOUR ACCOUNT **

USD funds to a bank in the United States	GBP funds to a bank in the United Kingdom:
ABA NUMBER: ___________________	SORTING/BANK CODE: __ __/__ __ /__ __

USD or CAD funds to a bank in Canada:	All Other fund transfers:
TRANSIT & BANK CODE:3000-010	SWIFT CODE: _______________
SWIFT CODE: CIBC CATT	** Additional form required for multiple layer routing

EXAMPLE OF BUSINESS' AUTHORIZED SIGNATURE(S)

Name: Chester Ku	Signature: /s/ Chester Ku

Name: ___________________________	Signature: ______________________________

The above information is given in strict confidence for the purpose of the Criminal Justice Act of 1993 and the Money Laundering regulations of 1993 for your private use only, and without any guarantee or responsibility on the part of this bank/building society or its officials.

From: Gary Boivin	Bank Name: CIBC

Signature: /s/ Gary Boivin	Position: Business Advisor
B5267	(604) 665-1182

03000	GRANVILLE & 13TH VANCOUVER BC	DEC 07 2004

WorldPay Inc. 21355 Ridgetop Circle Suite 250, Dulles, VA 20166

Fax: (703) 547-6260 URL: www.worldpay.com

Bank Compliance US 270904

D/WLM/717404.1

WorldPay

This page should be printed out, signed and sent to WorldPay. The Agreement and Schedules together form the Customer Agreement between you and WorldPay.

SCHEDULE F

I/We hereby confirm that I/we have read and agreed to the terms and conditions set out in the merchant agreement between me/us and WorldPay and made available to me/us for review approval and downloading during the online application process for a merchant trading account.

I/We hereby authorize WorldPay to charge this Credit Card with the monthly charges, minimum fees and/or any other past due fees associated with the signed Schedule A during the month (typically monthly fees are charged on the 15th of each month) or as needed in order to keep the account within good standing as long as this Agreement is in effect.

(WorldPay)
Company Name & ID:	Astro Nutrition Inc #80872

Card Number:	4500 0800 0049 8799

Card Expiration Date:	02/05

CardHolder's Name:	Chester Ku Lea

CardHolder's Address:	160 – 2190 W Broadway
Van BC V6K4W3

CardHolder's Signature:	/s/ Chester Ku Lea

All amounts are net of Relevant Tax and will be charged from the date World Pay notifies you of your account approval.

Duly authorized to sign for and on behalf of ____________________________ (Customer):

Signature:	_________________________________
Printed Name:	_________________________________
Date:	_________________________________

For Office Use Only:

Special Terms: __________________________________	Merchant Account ID: ________________________________

PFR Date: _____________	Agreement ID: _________________________________

Monthly Amount (Schedule A): ___________	Monthly Amount (Confirm): ____________

WorldPay Inc. 21355 Ridgetop Circle Suite 250, Dulles, VA 20166

Fax: (703) 547-6260 URL: www.worldpay.com

US Sched F 27/09/2004

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WorldPay

PERSONAL GUARANTEE AND INDEMNITY

To WorldPay Ltd

In consideration of you entering into an agreement to provide internet payment services to Astro Nutrition Inc. ('the Customer') and payment by you of the sum of €l (receipt of which is acknowledged) I/We agree as follows:

1.

I/We hereby guarantee irrevocably and unconditionally the performance by the Customer of all undertakings, obligations and responsibilities which the Customer ought to execute, perform or comply with under the terms of the Agreement or in relation thereto. I/We agree that any modification of the terms of the Agreement or any allowance of time or any forbearance or forgiveness in or in respect of any matter or thing concerning the Agreement may be made without in any way affecting or modifying our obligations and without releasing us in whole or in part from any of the obligations contained therein. This Guarantee shall be a continuing Guarantee to you for the whole amount due to you from time to time by the Customer. The Guarantee shall not be affected by the existence of any security of any kind whatsoever and or any compositions and arrangements regarding the debt. I/We agree that you may at any time or times at your absolute discretion and without giving any notice whatsoever to us vary or withdraw the facilities made available to the customer. In order to give effect to this Guarantee I/We declare that you shall be at liberty to act as though I/We were the principal debtor and I/We hereby waive all and any rights or sureties that may at any time be inconsistent with any of the above provisions.

2.

As a separate obligation, I/We agree to indemnify you against any liabilities of any kind from time to time resulting from or arising out of your acting in accordance with the Agreement in dealings with the Customer or arising out of any breach of the representations in this Guarantee (including the reasonable and proper costs of evaluating and resisting the same) save to the extent such liabilities arise by reason of your breach of the Agreement and/or this Guarantee or your negligence.

3.	I/We represent that the contents of the Bank Compliance Form completed at your request in respect of the Customer's bank account are true and complete in all particulars.

4.

I/We represent that neither I/We nor you shall contravene any law or regulation having the force of law in any jurisdiction (but particularly in the jurisdictions in which I/We are operating and the Account is situated) as a result of your acting in accordance with the Agreement or this Guarantee.

5.	I/We undertake to notify you as soon as reasonably practicable of any change in the circumstances which might affect your or our obligations under this Guarantee.

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6.	This Guarantee shall be governed by and construed in accordance with English Law and the parties hereby submit to the non-exclusive jurisdiction of the Courts of England.

IN WITNESS whereof this Guarantee has been executed as Deed and delivered this day of two thousand and

SIGNED /s/ signed

Full name and capacity of Signatory

IN THE PRESENCE of Gary Boivin

SIGNED /s/ Gary Boivin

Full name and address of witness:

Gary Boivin 2904 Granville St Vancouver, BC, V6H 3J7	CANADIAN IMPERIAL BANK OF COMMERCE 2904 GRANVILLE ST. VANCOUVER, B.C. V6H 3J7
	03000	GRANVILLE & 13TH VANCOUVER BC	DEC 07 2004

WorldPay Inc. 21355 Ridgetop Circle Suite 250, Dulles, VA 20166

Fax: (703) 547-6260 URL: www.worldpay.com

Personal Guar US 270904

D/WLM/717404.1

Version 003//June 2003

WORLDPAY CUSTOMER AGREEMENT

Terms and Conditions

This Agreement sets out the terms on which WorldPay ("We" "us" "Our") will accept Cards as a means of payment for goods and services You supply and upon which Transactions will be presented to Us by the Cardholder for authorisation clearing and settlement purposes by the Acquirer. This Agreement consists of these Terms and Conditions and any schedules and any procedural rules, guides and notices We may issue from time to time. You accept the risk associated with Card payments and You understand that You can be debited back for any transaction which is subsequently disputed even if authorised.

This Agreement is made on the date you confirm Your acceptance of its terms and is made between

(1)        WORLDPAY LTD (Registered No. 69490 - Jersey) whose registered office is situated at 12-14 David Place, St. Helier, Jersey, JE2 4TD ("WorldPay") and the legal entity described in the application form you have completed. ("You", "the Customer")

1 Definitions

In this Agreement:

"Acquirer" means the financial institution to which WorldPay will route Transaction data for authorisation, clearing and (where not remitted by Us) settlement purposes. Where the WorldDirect service applies, We are Your Acquirer;

"Authorisation" means the process whereby we obtained from the Card Issuer confirmation that the Card has not been reported as stolen and that there are sufficient funds on the account for the Transaction;

"Bank Direct" is the service provided by WorldPay to You involving processing the Transactions and where Your Acquirer remits the proceeds to You;

"Card" means a current credit, debit or charge card that We may accept for processing, as notified to You from time to time and "Cardholder" shall be construed accordingly; "Card Account Number" means a primary Cardholder account number that is embossed and/or encoded on a Card;

"Card Issuer" means a financial institution that issues Cards to Cardholders;

"Chargeback" means an invalid or disputed Transaction that is or may be charged to Us by our Acquirer;

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"Card Schemes" means Visa International, MasterCard International, Switch Payment Services and such other card scheme as notified by WorldPay to You from time to time.

"Disputed Transaction" means a Transaction which has been disputed by a Cardholder, either directly by notification to Us by the Cardholder or by notification to the card issuer;

"Minimum Remittance" means the minimum amount which We agree should be remitted to You in accordance with clause 6.1 as set out in Schedule A;

"Payment Transaction" means a Transaction processed with the intention of a Cardholder incurring a liability;

"Percentage Service Charge" means that part of the Service Charge based on a percentage of turnover;

"Per Transaction Service Charge" means that part of the Service Charge based on the number of Transactions and Chargebacks;

"Refund" means a Transaction where a Payment Transaction is reversed with the intention of crediting the Cardholder's account;

"Relevant Tax" means value added tax, sales taxes, or any other similar tax or duty;

"Remittance Period" means the period between the date of the Transaction and the date on which Remittance in respect of that Transaction is due to You;

"Remittance" means the amount due to You, expressed in the currency notified by Us to You, calculated in accordance with Clause 6;

"Services" means the services provided to You by Us under this Agreement to enable You to supply goods and services from Your website;

"Service Charge" shall mean the charges and fees set out in Schedule A (including the Percentage Service Charge and the Per Transaction Service Charge) and such other charges as notified to You by Us from time to time;

"Transaction" means any payment (or refund) made by the use of a Card or a Card Account Number for debit (or credit) to the Cardholder's account;

"WorldDirect" is the service provided by WorldPay to You involving processing the Transactions and remitting the proceeds to You;

If "You" are a partnership or other entity comprising more than one person all such persons shall be jointly and severally liable for the performance of Your obligations notwithstanding the signatories to this Agreement.

2 Acceptance of Cards

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2.1 Subject to clause 9, if offered by a Cardholder, We will accept for processing a Card payment which We are authorised to accept. Acceptance for processing and on-line authorisation of the transaction does not guarantee payment by the Cardholder.

2.2 You agree that in respect of all processing services other than WorldDirect, Your Acquirer and not Us shall be solely responsible for paying to You the remittance and the authorisation and settlement of Transactions within the terms of Your Acquirer agreement. This Agreement shall be construed accordingly.

3 Transaction confirmations

Upon processing a Transaction, We shall issue an electronic Transaction confirmation to You and the Cardholder at the email addresses provided.

4 Trading limit

Where You use the WorldDirect service We will notify You of a trading limit on Your aggregate value of Payment Transactions for this service to be calculated in respect of any one calendar month and You shall not exceed that trading limit without our prior written approval (to be given at our discretion). We may vary the trading limit at any time by notice to You.

5 Service Charges

In return for Us providing You with the Services, You will pay to Us the Service Charges and Relevant Tax. The Service Charges are due for payment as stated in Schedule A. We reserve the right to recover the Service Charges and Relevant Tax by debiting the amount from Your bank account or Card account in the event of insufficient funds being available from the next Remittance. For WorldDirect services, the Percentage Service Charge on Transactions shall be as computed by Us calculated upon the gross value of Payment Transactions (without deduction of Refunds) processed by us plus the value of Chargebacks debited to Your account. For Bank Direct services, the Percentage Service Charge will be calculated on the value of transactions processed using Our services whether or not other adjustments are made when Your Acquirer settles such Transactions with You. Without prejudice to Our other rights we may suspend or withdraw the Services if Service Charges or any other sums payable to us are not paid when due. You will also be responsible for our additional costs due to dealing with customer disputes, Refunds, Chargebacks, Disputed Transactions or other causes.

6 Remittances

This Clause 6 applies to WorldDirect only.

6.1 Each week (or such other period as We may notify to You from time to time) we will calculate the amount of Remittance by calculating the amounts due in respect of Payment Transactions which are due following the Remittance Period and deducting the following:

6.1.1 the Service Charge due;

6.1.2 Refunds;

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6.1.3 Chargebacks, and any Card Scheme fines passed on to Us by Our Acquirer in respect of Your Transactions;

6.1.4 Disputed Transactions and any amounts reasonably required to cover potential or expected Refunds, Chargebacks or Disputed Transactions; and

6.1.5 any other charges or amounts due to Us under this Agreement, including any Relevant Tax.

6.2 We will remit to You by direct bank transfer to a bank account nominated by You and agreed by Us and will deduct from the Remittance a charge to cover the bank charges for malting the remittance.

6.3 If the Remittance is below the Minimum Remittance such Remittance shall be carried forward to the next Remittance date.

6.4 We may hold back from the Remittance any amounts reasonably required to cover potential or expected Refunds, Chargebacks, or Disputed Transactions and we may hold back the amount of any excess trading over the agreed trading limit.

6.5 In the event that the value of all items listed in 6.1.1 to 6.1.5 exceed the value of all Payment Transactions failing due for Remittance on the Remittance date, the resulting shortfall may be held over by Us for deduction against the following Remittance when it shall be deducted from that Remittance together with any interest due. However, We reserve the right at any time to require payment (including by directly debiting your bank account) of all or part of such shortfall in such currency as We determine.

7 Refunds

7.1 Where You wish a Transaction to be refunded to a Cardholder, You shall advise Us either by such automated systems as we shall make available to You from time to time, or by fax or post on Your headed paper.

7.2 Refunds will only be made to the Card upon which the original Transaction was debited and not by any other method.

7.3 In respect of WorldDirect We shall process Refunds only to the extent of the anticipated aggregate value of prospective Remittances based on Transactions actually processed after allowing for actual and prospective Disputed Transactions. If Refunds need to be made at a higher rate than is customary or if You wish Us to process Refunds in excess of such anticipated aggregate value of Remittances, You shall notify Us forthwith and, before making the Refunds, agree with Us the method of making the Refunds and how they will be funded.

8 Chargebacks and Disputed Transactions

This Clause 8 applies to WorldDirect only.

8.1 In the event of any Chargeback in respect of any of your Transactions We will immediately be entitled to debit Your account (if not already debited as a Disputed Transaction) or to recover

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from You by other means the amount paid by Us in respect of the relevant Transaction(s). The Card Issuer's decision shall be conclusive as to the determination of any Chargeback. Wherever possible, notice to You of a Chargeback will be accompanied by an explanation of the reason for it. In addition, upon prior notification from Us, We may debit Your account, or otherwise, to recover any other costs and expenses We may incur as a result of or in connection with a Chargeback or Disputed Transaction.

8.2 Where We are notified of any invalid or Disputed Transactions We will notify You of the same by email, fax or letter accompanied by an explanation of the reason for it. We will flag the Transaction as disputed and debit it back to You. You agree to investigate Disputed Transactions and take all reasonable steps to resolve disputes with Cardholders in a timely manner and follow the procedures for handling Disputed Transactions and Chargebacks which we advise from time to time. We have the right to suspend the processing of any Transaction or withhold Remittance to You of the amount of that Transaction until the satisfactory completion of any investigation.

8.3 In the event that We consider in good faith there is a high risk of Chargeback We shall retain funds from any Remittance to cover the potential amount of such Chargeback and You shall on request provide such additional funds as We may specify in good faith to cover Chargebacks and potential Chargebacks.

9 Authorisation of Transactions

9.1 Authorisation of Transactions shall not in any way be binding on Us as to the validity of any Transaction or Transaction receipts. We give You no assurances that any Transactions will be honoured or that We (or the Acquirer or Card Issuer) shall not exercise any Chargeback or other rights of reduction or set-off under this Agreement even where such Transaction has been authorised.

9.2 We shall seek on-line Authorisation from the Acquirer for all Transactions.

9.3 In the event that Authorisation to complete the Transaction is given to Us, the Authorisation code shall be given to You. Such Authorisation code will be recorded upon the Transaction confirmation.

9.4 Transactions above any applicable trading limit described in Clause 4 above may not be accepted by Us unless otherwise agreed.

10	Compliance

10.1 You shall ensure compliance with all applicable local laws in the execution and performance of this Agreement and without prejudice to Our rights shall immediately bring to our attention in writing any circumstances that prevent compliance with this Agreement.

10.2 If Your integration is of a type whereby the Cardholder does not enter their details directly onto the WorldPay payment page you will obtain the consent of all Cardholders and others to the transmission (including export outside the European Economic Area) of their personal data

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(including without limit "sensitive data" as defined in the Data Protection Act 1998) to or by Us and permit processing and use of the same by Us in accordance with this Agreement.

11 Record retention and retrieval

11.1 You shall retain copies of all Transaction receipts in the form of electronic data, with respect to Transactions submitted and any subsequent refunds made by Us pursuant to this Agreement for a period of three (3) years.

11.2 You will provide such copies to Us within five (5) banking days of such request to do so being received by You from Us.

12 Your obligations

12.1 You warrant that information provided to Us in connection with Your application for the Services is correct and that no information has been withheld which, if provided, could have materially affected Our decision to enter into this Agreement.

12.2 You will:

(a) provide Us in a timely manner with accurate information regarding Your account(s) and financial standing;

(b) display on Your website and any other promotional material, in such manner as We may require, such promotional sign(s) or other material which may be provided by Us and use of names or designs approved by Us solely to indicate that We accept Card payments for goods and services that You supply, and are processed by Us. You shall not use any other material referring to Us without Our prior written approval. In respect of WorldDirect you shall display the brand name and logo of any Card Scheme which We notify You is applicable;

(c) designate for remittance and direct debit only account(s) of which You are the lawful owner;

(d) not use the Services in any manner, or in furtherance of any activity which may constitute a violation of any law or regulation or for any improper purpose or which may cause damage to Our reputation or subject Us to investigation, prosecution or legal action;

(e) immediately notify Us in accordance with clause 17 if:

(i) there is any material change 'in the nature of the product or services offered on Your website; or

(ii) any technical alterations are made to Your website which might affect its integration with Our payment page;

(f) be responsible for the statements, instructions, acts or omissions of any person who reasonably appears to have authority to act on your behalf,

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(g) provide us with any information reasonably required to assess creditworthiness and advise us as soon as you become aware of a material adverse change in your financial standing or an intention to close down your on-line business or transfer to another processor or acquirer;

(h) advise us as soon as you become aware of major or multiple product defects or logistics problems which could give rise to chargebacks or refunds;

(i) act in a reasonable manner to resolve Cardholder disputes or potential disputes;

(j) describe accurately on Your website, including a full description of Your trading name, address, telephone number and URL, what goods and services are being offered for sale, the price, the action which must be taken to make a purchase, the point at which a sale is completed, and details of delivery, shipping, returns and refund policies;

(k) comply with any code of best practice that We may provide to You including security to ensure Transactions are transmitted in an encrypted form using such protocol notified by Us to You from time to time.

12.3 Breach of this clause 12 may result in Us re-assessing You and, subject to this reassessment, We may immediately terminate this Agreement.

13 Our obligations

We will:

(a) process Transactions made in accordance with this Agreement;

(b) pay to Your bank account any Remittance due in respect of WorldDirect services, subject to the provisions of this Agreement; and

(c) make available to You through our customer management system statements showing:

(i) the amount of Service Charge plus any Relevant Tax and any other sums due to Us; and

(ii) for WorldDirect services, the value of all Transactions due for Remittance.

14 Agreement term and terminations

14.1 The Agreement shall commence upon the date You that You confirm Your acceptance of its terms and, subject to earlier termination pursuant to Clause 14.2 or as otherwise provided in this Agreement, shall continue in force for a minimum period of 12 months and will be automatically renewed for a further 12 months on each anniversary date until terminated by one party giving to the other not less than 30 days notice prior to any renewal date.

14.2 We will be entitled to suspend the Services an(J/or terminate the Agreement with immediate effect by notice to You if

(a) You fail to pay any amounts due to us by the due date or breach any warranty or other term of this Agreement or if any claim described in clause 16 occurs; or

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(b) You fail to notify Us in writing in advance of any change in the nature of Your business or the goods and/or services supplied; or

(c) anything happens to You or a matter is brought to Our attention which in Our opinion may affect Your ability or willingness to comply with all or any of Your obligations or liabilities under this Agreement; or

(d) anything happens in relation to You or any matter is brought to Our attention which in Our opinion could damage Our reputation or that of Our or Your Acquirer, or could prove detrimental to Our business or may give rise to fraud or suspicion of fraud or other criminal activity including, without limitation, where We determine that the level of Chargebacks or invalid Transactions undertaken by You is excessive or unreasonable;

(e) We are required to do so by Our or Your Acquirer; or

(f) You become insolvent or in Our opinion there is any material adverse change in Your financial condition, business or assets.

15 Liabilities

(a) Except in respect of death, or personal injury resulting from Our negligence, Our cumulative liability for any loss or damage arising from Our breach shall be limited to the cost of reprocessing any Transactions which have been processed by Us save where otherwise required in accordance with this Agreement.

(b) Except in respect of death or personal injury resulting from Our negligence, We shall not be liable, in contract, tort (including negligence), or otherwise for:

(i) any loss of profit, business, contracts, revenues, or anticipated savings; or

(ii) any special, indirect, or consequential damages of any nature whatsoever, resulting from any act or omission on Our part or any other person authorised by Us.

16 Indemnities

16.1 You will indemnify Us against all losses, costs, expenses, damages and liabilities incurred by Us as a result of any claim brought against Us by any Cardholder, Card Issuer, Acquirer or other third party as a result of Your breach of the Agreement or Your acts or omissions.

16.2 You agree that as between You and Us it is Your responsibility to prove to Our satisfaction that the debit of a Cardholder's account was authorised by the genuine Cardholder.

16.3 If a claim is brought against Us by a Cardholder, a Card Issuer, Acquirer or other third party We will be entitled to settle or otherwise deal with it at Our sole discretion, including taking such steps as are reasonable to mitigate any potential loss we may incur and we will have the right to debit You for the costs of such actions.

17 Notices and variation

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17.1 Any written notice may be delivered 'in person or sent by email, post, airmail or by fax to:

(a) You at the address shown in Our records as notified by You from time to time; and

(b) Us at WorldPay, WorldPay Centre, The Science Park, Milton Road, Cambridge, CB4 0WE, UK.

Notices shall be deemed duly given 48 hours after posting by first class post (72 hrs if second class and airmail), or immediately if delivered in person or if by email or fax then at the time of transmission if within normal business hours failing which the start of the next business day.

17.2 You agree that We may vary this Agreement from time to time. Any such variation shall become effective by Us notifying You in accordance with this Clause.

17.3 You agree that we may act on email notices or instructions which reasonably appear to emanate from You or an authorised employee or agent.

17.4 Any messages that originate from Your server or the server of a third party designated by You and are received in the same form as sent will be deemed to be authorised by You and We shall not be liable for any consequence of processing such messages. We are not responsible for the security of data residing on a server of Yours or a third party designated by You.

18 Governing law

18.1 This Agreement shall be governed and construed in accordance with English Law and both You and We agree to submit to the exclusive jurisdiction of the English courts

18.2 In the event that the version of this Agreement entered into by you is a translation the English version shall be definitive and shall prevail in the case of any inconsistency.

19 Entire agreement

19.1 The Agreement sets out the entire Agreement between You and Us, and no representations nor warranties nor other assurances which are not specifically set out herein shall be implied as terms of the Agreement. This shall not exclude or limit the liability of either party for fraudulent misrepresentation.

19.2 This Agreement shall supersede any previous agreement, whether written or oral, or any other understanding between You and Us relating to its subject matter.

20 Confidentiality

20.1 You must keep all data relating to Card payments or refunds safe.

20.2 You must not put together or use any lists of Cardholders or card numbers other (if any) than to send Us payment and refund details. You must not use any other information about Our business unless it is to do with the arrangements hereunder.

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20.3 You must not show or give any lists of Cardholders or Card numbers, or any information hereunder or any other information to do with Our business to anybody other than Your professional advisers and to Your agents that We have approved. This does not prevent You from giving out any information which is public knowledge or from keeping to a legal duty to supply information.

20.4 You agree that we may disclose information concerning You to Our Acquirer and other third parties for the purpose of assisting in identifying suppliers or others involved in amongst other things, fraud or suspected fraud, or who are or are suspected to be insolvent, or for u se in any complaint, Cardholder query on information systems on which Our Acquirer may operate, or similar systems.

21 Release of data

You hereby authorise Us to release Transaction receipts and any data or other information relating to Transaction receipts or Cards, or Cardholders to any agent of Ours or any other party as is reasonably necessary for the purpose of fulfilling Our obligations under this Agreement or for the purpose of fraud or other criminal detection.

22 Set-off

We shall be entitled to set-off any of Your liabilities to Us (whether present, future, actual or contingent) against any amounts owing to You. We do not have to give prior notice to do this. You are not entitled to setoff any liabilities of Ours under this Agreement (whether present, future, actual or contingent) against any funds due to Us under this Agreement.

23 Waiver

No failure or delay by Us in exercising Our rights under the Agreement shall be construed as a waiver or release of that right unless otherwise agreed in writing by Us.

24 No agency

24.1 You are not Our agent and are not entitled to contract on Our behalf in any way with Our customers, Cardholders or other third parties.

24.2 You shall not use the Services as agent of or otherwise for the benefit of any other supplier of goods or services.

25 Interest on late payment

Any sum due to Us under this Agreement shall be immediately payable, in accordance with the terms of this Agreement. We may charge interest at the rate of 2% per month above the then National Westminster Bank base compounded monthly whether before or after judgement on any sum which You fail to pay. Interest accrued shall be payable on the next date of Remittance.

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26 Other services

Except to take effect after the expiry of a period of notice validly given under this Agreement, You shall not enter into an agreement with any individual, group of individuals or company that offers products or services similar to those offered by Us while this Agreement remains in force.

27 Direct debit

If we request You to do so You will authorise Your bank or Credit Card Issuer to pay on presentation all requests for payment of a direct debit initiated by Us or other similar payment method as notified by Us to You in respect of any amounts due to Us under this Agreement.

28 Severance

You accept that if any provision of this Agreement is found to be void or unenforceable in whole or in part, the Agreement shall continue to be valid as to the other provisions and the remainder of the affected provision.

29 Trademarks

You hereby agree to Our referring to You as a WorldPay merchant in Our promotional material should We so wish. We may with Your prior agreement use Your Trademarks in accordance with policies as provided by You from time to time.

30 Force majeure

We shall have no liability for any failure or delay caused by Your acts or omissions or resulting from actions taken by Us in good faith to avoid violating a law, rule or regulation of any governmental authority or which is caused by circumstances beyond Our control whether foreseeable or not, including (without limit) breakdown or failure in transmission or communication links or any third party equipment, strikes or industrial disputes.

31 Assignment and third party rights

31.1 You shall not assign or transfer all or any of Your rights or obligations under this Agreement without Our prior written consent but this Agreement will bind Your personal representatives. We may assign the benefit and/or burden of this Agreement and may use agents and subcontractors for the performance of any of our obligations or exercise of Our rights under this Agreement.

31.2 No term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

Terms and Conditions for WorldAlert $Revision: 1.2 $

The WorldAlert Service is an aid to fraud detection and prevention and is advisory only. WorldPay believes that its systems are amongst the most advanced in the world at detecting and warning against potentially fraudulent transactions. However WorldPay cannot and does not

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give any warranty or representation that all or any of the transactions which generate a WorldAlert warning or cause the transaction to be declined are or would prove to be fraudulent. Nor can WorldPay guarantee that the system will identify all fraudulent transactions and generate an alert. Further, whilst every effort is made to ensure that each transaction is checked by the WorldAlert Service, we cannot guarantee that the system will not be interrupted from time to time by technical problems beyond our control. A transaction for which no alert is issued is not to be considered as in any way approved or guaranteed and may still be subject to chargebacks or refunds.

We shall not be liable, in contract, tort (including negligence) or otherwise for:

(i) any loss of profit, business, contracts, revenues, or anticipated savings; or

(ii) any special, indirect, or consequential damages of any nature whatsoever, resulting from any act or omission on our part or any other person authorised by us in supplying this service.

The WorldAlert Service is supplied as part of the WorldPay System and shall be deemed to be included in the definition of Services in your contract with us. The terms and conditions of your contract with us shall apply to the WorldAlert Service in the same way as they apply to the other products and services supplied as Services within the WorldPay System.

D/WLM/717404.1